UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment 7 to
FORM S‑1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Registration No. 333-223077

PRUCO LIFE INSURANCE COMPANY
IN RESPECT OF

PRUCO LIFE VARIABLE CONTRACT REAL PROPERTY ACCOUNT
(Exact name of registrant as specified in its charter)

Arizona
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)

22-1944557
(I.R.S. Employer Identification Number)

c/o Pruco Life Insurance Company
213 Washington Street, Newark, New Jersey 07102‑2992, (800) 778-2255
(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

Jordan K. Thomsen, Vice President and Corporate Counsel
Pruco Life Insurance Company
213 Washington Street, Newark, New Jersey 07102‑2992, (800) 778-2255
(Name, address, including zip code, and telephone number, including area code, of agent for service)

April 13, 2022
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 7 on Form S-1 to amend its S-1 registration statement (Registration No. 333-223077), filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2018 and declared effective on May 1, 2018 (the “Registration Statement” or the “S-1”), to deregister all securities registered pursuant to the Registration Statement. The Form S-1 pertains to the registration of $23,000,000 in units of interest in the real property separate account. As of the date of this Post-Effective Amendment, $14,102,019 units of interest are unissued pursuant to the S-1. The Offering described in the S-1 has terminated. Accordingly, the Registrant is filing this Amendment to deregister all such securities of the Pruco Life Insurance Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment, which deregistration is in compliance with the Registrant’s undertaking in Part II, Item 17(1)(3) of the Registration Statement providing that the Registrant remove any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey, on the 13th day of April, 2022.

Pruco Life Insurance Company
In Respect of

Pruco Life
Variable Contract Real Property Account

By:	/s/ Jordan K. Thomsen
Jordan K. Thomsen
Vice President and Corporate Counsel
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 13th day of April, 2022.

Signature and Title

/s/ *
Robert E. Boyle
Director, Vice President, Chief Accounting Officer, and Chief Financial Officer

/s/ *
Markus Coombs
Director and Vice President

/s/ *
Caroline A. Feeney
Director
	*By:	/s/ Jordan K. Thomsen
/s/ *		Jordan K. Thomsen
Salene Hitchcock-Gear		(Attorney-in-Fact)
Director

/s/ *
Nandini Mongia
Director and Treasurer

/s/ *
Dylan J. Tyson
Director, President, and Chief Executive Officer

/s/ *
Candace Woods
Director